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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
American Medserve Corporation

    We consent to the reference to our firm under the caption "Experts" and to the inclusion in this registration statement on Form S-1 of American Medserve Corporation of our reports listed below.

1. Our report dated August 15, 1996 relating to the balance sheet of Extended Care Associates, Inc. as of April 15, 1995 and the related statements of operations and retained earnings and cash flows for the period beginning April 1, 1995 and ending April 15, 1995.

2. Our report dated July 18, 1996 relating to the balance sheets of Williamson's Pharmacy-Institutional Division as of June 30, 1993, June 30, 1994 and August 10, 1994, and the related statements of income and divisional equity and cash flows for the four months ended June 30, 1993, the year ended June 30, 1994 and the period from July 1, 1994 through August 10, 1994.

3. Our report dated September 15, 1995 relating to the balance sheet of Williamson Drug Company, Inc. as of June 30, 1995 and the related statements of income, changes in stockholders' equity and cash flows for the period beginning August 11, 1994 and ending June 30, 1995.

                                          S.B. HOOVER & COMPANY, L.L.P.

Harrisonburg, Virginia
November 7, 1996